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                                 AMENDMENT NO. 1

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated May 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Fortis Benefits Insurance Company, a Minnesota corporation, Fortis Investors, Inc., a Minnesota corporation, is hereby amended as follows:

The following entity is hereby added as a party to the Agreement and will be encompassed by the defined term "LIFE COMPANY" as set forth in the Agreement:

     - Union Security Life Insurance Company of New York (formerly known as First Fortis Life Insurance Company), organized under the laws of the State of New York.

Effective October 1, 2004, Fortis Benefits will change its state of domicile and become an Iowa corporation. Effective September 2, 2005, Fortis Benefits Insurance Company (defined as "LIFE COMPANY") will change its name to "Union Security Insurance Company." All references to Fortis Benefits Insurance Company will hereby be deleted and replaced with "Union Security Insurance Company."

Effective April 1, 2001 Fortis Investors, Inc., changed its name to "Woodbury Financial Services, Inc." All references to Fortis Investors, Inc. are hereby deleted and replaced with "Woodbury Financial Services, Inc."

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS (AS OF MAY 1, 2006)

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund*
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Demographic Trends Fund
AIM V.I. Diversified Dividend Fund
AIM V.I. Diversified Income Fund
AIM V.I. Global Equity Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Core Equity Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Real Estate Fund**
AIM V.I. Small Cap Equity Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Leisure Fund
AIM V.I. Small Company Growth Fund***
AIM V.I. Technology Fund
AIM V.I. Utilities Fund


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*    Effective June 12, 2006, AIM V.I. Blue Chip Fund will be merged into AIM
     V.I. Large Cap Growth Fund.

** Effective July 3, 2006, AIM V.I. Real Estate Fund will be renamed AIM V.I. Global Real Estate Fund.

*** Effective July 3, 2006, AIM V.I. Small Company Growth Fund will be renamed AIM V.I. Small Cap Growth Fund.

SEPARATE ACCOUNTS UTILIZING THE FUNDS

     -    Separate Account D of Union Security Insurance Company

     -    Separate Account D of Union Security Insurance Company

     -    Separate Account A of Union Security Life Insurance Company of New
          York

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

     -    Norwest Passage Variable Annuity

     -    Contract Form Number 56952

     -    Contract Form Number 56758


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2004

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        UNION SECURITY INSURANCE COMPANY
                                        (FORMERLY KNOWN AS FORTIS BENEFITS
                                        INSURANCE COMPANY)


Attest: /s/ Catherine J. Janik          By: /s/ Douglas R. Lowe
        -----------------------------       ------------------------------------
Name: Catherine J. Janik                Name: Douglas R. Lowe
Title: V.P. Corporate Counsel           Title: Vice President - Law

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                                        UNION SECURITY LIFE INSURANCE COMPANY OF
                                        NEW YORK ((FORMERLY KNOWN AS FIRST
                                        FORTIS LIFE INSURANCE COMPANY OF NEW
                                        YORK)


Attest: /s/ Catherine J. Janik          By: /s/ Douglas R. Lowe
        -----------------------------       ------------------------------------
Name: Catherine J. Janik                Name: Douglas R. Lowe
Title: V.P. Corporate Counsel           Title: Vice President - Law


                                        WOODBURY FINANCIAL SERVICES, INC.
                                        (FORMERLY KNOWN AS FORTIS INVESTORS,
                                        INC.)


Attest: /s/ Carol D. Rademacher         By: /s/ Mark A. Sides
        -----------------------------       ------------------------------------
Name: Carol D. Rademacher               Name: Mark A. Sides
Title: Sr Administrative Assistant      Title: Chief Legal Officer